As filed with the Securities and Exchange Commission on _________, 2007
                                                   Registration No.  -________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2

                                 AMENDMENT NO. 4


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TONGJI HEALTHCARE GROUP, INC.
                        -----------------------------
                (Name of small business issuer in its charter)

         Nevada                      8062                       None
 ----------------------       -----------------           ---------------
(State or jurisdiction of     (Primary Standard          (I.R.S. Employer
    incorporation or             Industrial                I.D. Number)
      organization)          Classification Code
                                  Number)


                         No.5 Beiji Road, Nanning, China
                                0086-771-2020000
                           --------------------------
          (Address and telephone number of principal executive offices)

                         No.5 Beiji Road, Nanning, China
                                0086-771-2020000
                     (Address of principal place of business
                    or intended principal place of business)

                                 William T. Hart
                               Hart & Trinen, LLP
                               1624 Washington St.
                                Denver, CO 80203
                                 (303) 839-0061
            (Name, address and telephone number of agent for service)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed      Proposed     Amount of
                                          Maximum       Maximum    Registration
 Title of Each Class of    Amount to     Offering      Aggregate       Fee
    Securities to be           Be          Price       Offering
       Registered         Registered   Per Share (1)     Price
-------------------------------------------------------------------------------
Common stock            2,000,000 Shares   $1.00       $2,000,000       $215

------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The per share offering price was calculated based upon a price of $1.00 per share, which is the price that the shares will be offered prior to the time that a market develops for the Company's common stock.

            The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                        2,000,000 shares of common stock

                          TONGJI HEALTHCARE GROUP, INC.

      This prospectus covers the resale of 2,000,000 shares of our common stock held by our selling stockholders for whom information is provided under the "Selling Shareholder" section of this prospectus. The shares will be offered by the selling stockholders initially at $1.00 per share and thereafter, if the shares are quoted on the OTC Bulletin Board, at prevailing market prices or at privately negotiated prices. The offering will terminate on the earlier of the date all of the shares are sold or one year from the date of this prospectus. We will not receive any proceeds from the sale of shares offered by the selling stockholders.

      There is no market for our common stock and a market may never develop in the future.

      INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.










                     The date of this prospectus is , 2007.

                              ABOUT THIS PROSPECTUS

        You should rely only on the information contained in this prospectus as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

                               PROSPECTUS SUMMARY

        This summary highlights material information regarding us and the offering described in this prospectus. You should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.

        Tongji Healthcare Group, Inc. was organized as a Nevada corporation on December 19, 2006. On December 27, 2006 we issued 15,652,557 shares of our common stock to acquire all of the outstanding shares of Nanning Tongji Hospital Co., Ltd., which we refer to as "Tongji Hospital," a PRC company located in Nanning, China. Unless otherwise indicated, all references to us throughout this prospectus includes the operations of Tongji Hospital. The purpose of the transaction was to redomicile us as a U.S. corporation.

      We operate a 105 bed hospital in Nanning, China.

      We do not have a website.

        Our principal executive offices are located at No. 5 Beiji Road, Nanning, China. Our telephone number is 0086-771-2020000.

The Offering

 Securities offered by selling stockholders: 2,000,000 shares of common stock.

 Price per share                             $1.00

 Securities outstanding prior to and after
   the offering:                             15,652,557 shares of common stock.

Use of proceeds:                            We will not receive any proceeds
                                            from the sale of the common stock
                                            offered by the selling stockholders.

      By means of this prospectus, we are registering the resale of 2,000,000 shares of our common stock which are held by ten selling shareholders, all of whom exchanged their shares of Tongji Hospital for the 2,000,000 shares we issued to them. All selling shareholders are residents and citizens of China.

Conventions Which Apply to This Prospectus

      Except as otherwise indicated and for purposes of this prospectus only:

     o    "we", "us" and "our" refer to:

              Our company - Tongji Healthcare Group, Inc., as well as Tongji Hospital, a PRC company that was merged into us in December 2006,

     o    "China" or "PRC" refers to the People's  Republic of China.

     o all references to "RMB" or "Renminbi" are to the legal currency of China and all references to "$", "U.S. dollars," "dollars" and "US$" are to the legal currency of the United States.

     o    unless  otherwise  indicated,   all  financial   information  in  this
          prospectus is in U.S. dollars.

Forward Looking Statements

      This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section above as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus might not occur.

                                  RISK FACTORS

      The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating an investment in our common stock. The value of our common stock could decline if any of the risks discussed below should occur.

The Chinese health care industry is extensively regulated and if we are unable to comply with all regulations we may lose our right to be reimbursed for medicare patients be fined or could lose our license to operate our hospital.

      The healthcare industry in China is subject to extensive governmental laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, and fees for services. These laws and regulations are complex and, in many instances, the healthcare industry does not have the benefit of significant regulatory or judicial interpretation.

      During year ended December 31, 2006 we derived approximately 41% of our revenues from services provided to Medicare patients. The medicare accreditation is valid for only one year and must be renewed on an annual basis. If we do not maintain high standards for patient care the agencies which administer the Medicare program have the authority to terminate our ability to receive reimbursement from the Medicare funds.

      Fines for violation of regulations could be as high as $650 per incident. If the license to operate our hospital was revoked we would have to cease operations and it would take at least six months before we could be approved for a new license.

      See the "Business" section of this prospectus for more information concerning these laws and regulations.

New regulations under consideration by the Chinese government, if adopted, may reduce our revenues.

      Regulations pertaining to hospitals are currently undergoing reform by the Chinese government. Pursuant to current policy, hospitals can sell drugs and medications to patients at a price between prevailing retail and wholesale prices. During the year ended December 31, 2006 approximately 50% of our revenues were derived from the sales of drugs and medications. If future regulations prevented us from selling drugs and medications our revenues would decline substantially. Other measures under consideration include increasing the number of healthcare facilities which could increase competition, and changing the prices we can charge for medical services and medications, which would reduce our revenues. We cannot predict the impact of these proposed changes since the changes are not fully defined and we do not know whether those proposed changes will ever be implemented or when they may take effect.
We may not be able to successfully implement our growth strategies, which would adversely affect our business.

      After the date of this prospectus we will attempt to acquire other hospitals and companies involved in the healthcare industry in China using cash and shares of our common stock. Substantial capital may be needed for these acquisitions and we may need to raise additional funds through the sale of our common stock, debt financing or other arrangements. Although the amount of capital we will need will depend upon the size of each particular acquisition and the number of acquisitions we are able to complete, we do not have any commitments or arrangements from any person to provide us with any additional capital. If additional capital is not available to us, we may not be able to acquire other hospitals or businesses in the healthcare industry.

      Even if capital is available, we may not be successful in completing an acquisition. In some cases an acquisition will require the approval of the Chinese government. We may be unable to obtain required approvals for any particular acquisition. Hospitals or companies in the health care field which we acquire may not be profitable. In addition, the acquisition of hospitals or companies in the healthcare field may place a strain on our administration and we may not be able to successfully integrate a newly acquired business into our organization.

Shares which we may issue in the future may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock.

      As of the date of this prospectus we had approximately 45,000,000 authorized but unissued shares of common stock which our directors have the authority to issue without shareholder approval. The issuance of additional shares of our common stock will dilute the equity ownership of our shareholders and may depress the price for our common stock, should a market ever develop.

The loss of physicians, our inability to recruit and retain physicians or our inability to maintain good relations with our physicians could reduce our revenues and increase our costs.

      Since physicians generally direct the majority of hospital admissions, our success, in part, is dependent upon the number and quality of our physicians, the admissions practices of our physicians and our ability to recruit and retain physicians.

We could face substantial liability due to medical malpractice.

        We may face liability claims in the event our physicians, nurses or staff are negligent in the treatment of a patient. Although we carry insurance for medical malpractice, our coverage is limited to $37,500 for each claim and the successful prosecution of a medical malpractice case against us could have a material adverse effect on us if the amount of any judgment exceeds our issuance coverage.

Doing business in China subjects us to economic and political conditions which differ from those in the United States and which could result in losses.

      All of our business is conducted in China. Doing business in China subjects us to various risks, including changing economic and political conditions, work stoppages, currency fluctuations and armed conflicts. Unlike the United States government, the Chinese government exercises significant control over the Chinese economy through the allocation of resources, controlling investments by foreigners, foreign currency-denominated transactions, capital investment and development, and, in some cases, providing preferential treatment to particular industries or companies.

If relations between the United States and the PRC worsen, investors may be unwilling to hold or buy our stock and if our securities become qualified for quotation on an exchange, our stock price may decrease.

      At various times during recent years, the U.S. and the PRC have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and the PRC, whether or not directly related to our business, could reduce the price of our common stock if our stock is publicly traded.

The PRC government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our and your investment.

      Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in the PRC. Over the past several years, the PRC government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The PRC government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

      Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, or devaluations of currency could cause a decline in the price of our common stock, should a market for our common stock ever develop. Nationalization or expropriation could even result in the total loss of your investment.

Fluctuations in exchange rates could reduce our revenues.

      Although we use the United States dollar for financial reporting purposes, all of the transactions by our operating subsidiary are denominated in PRC's RMB. Although the exchange rate of the RMB may fluctuate wildly against the U.S. dollars we do not currently engage in hedging activities to protect against foreign currency risks. Even if we chose to engage in hedging activities, we may not be able to do so effectively. Our assets and liabilities are translated at the exchange rates as of the balance sheet date and our income and expenditures are translated at the average exchange rate of the year. The exchange rates of RMB to the U.S. dollar (i.e. the number of RMB that could be purchased for one U.S. dollar) declined from 8.0702 at December 31, 2005 to 7.8217 at December 31, 2006. The average exchange rate for the year ended December 31, 2005 was 8.1734 and declined to 7.9487 during the year ended December 31, 2006. The exchange rate also declined between March 31, 2007 and December 31, 2006. Due to the difference in the exchange rates, we recorded small amounts as comprehensive income for the years ended December 31, 2006 and 2005, and for the three months ended March 31, 2007 and 2006. However, if the exchange rate were to increase we would experience a currency translation loss for purposes of our comprehensive income.

You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against our non-u.s operating subsidiary and its non-u.s. resident directors and officers

      Our operating subsidiary and its assets are located in the PRC. Our directors and executive officers are foreign citizens and do not reside in the U.S. It may be difficult for courts in the U.S. to obtain jurisdiction over these foreign assets or persons, and it may be very difficult or impossible for you to enforce judgments rendered against us or our directors or executive officers in U.S. courts. In addition, the courts in China may not permit the enforcement of judgments arising out of the U.S. and state securities or similar laws.

Sales of our common stock could reduce the price of our stock.

      There are 15,652,557 shares of our common stock outstanding. Once the registration statement we have filed with the Securities and Exchange Commission is effective, all of our outstanding shares will be freely tradable, either by virtue of the registration statement or by Rule 144 of the Securities and Exchange Commission.

      The availability for sale of substantial amounts of common stock under this prospectus or under Rule 144 could reduce prevailing prices for our common stock.

Two of our shareholders own a controlling interest in our common stock.

      Our President and his wife collectively own more than 65% of our outstanding common stock and are able to control the election of our directors, the appointment of our officers, and the outcome of other corporate actions requiring shareholder approval. As a result of this concentration of ownership, our other shareholders do not have the voting power to change our management, even if a change in our management would be perceived by the investment community as being beneficial.

      We could use our preferred stock to resist any attempts by shareholders to change our management.

      Our Articles of Incorporation authorize our Board of Directors to issue up to 20,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow our directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by our management.

Investors in this offering may have difficulty selling our shares since there is no current market for our common stock and a market may never develop.

      Since shares of our common stock are subject to the "penny stock" rule, investors in this offering, should a market for our shares ever develop, may find it difficult to sell their shares.

     Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities Exchange Act of 1934, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock.

                           MARKET FOR OUR COMMON STOCK

      As of the date of this prospectus our common stock was not quoted on any exchange and there was no public trading market. As of May 31, 2007 we had 243 record shareholders.

     As of May 31, 2007, we had 15,652,557 outstanding shares of common stock, of which 2,000,000 shares are being registered by this prospectus and will be freely tradable on and after the date of this prospectus. Ninety days after the date of theis prospectus these 2,000,000 shares, as well as the other shares owned by the selling shareholders, will be eligible for sale under Rule 144.

      The remaining outstanding shares are eligible for sale pursuant to Rule 144(k).

     In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares that does not exceed the greater of:

       o   1% of the then outstanding shares of our common stock; or

       o The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

      Holders of common stock are entitled to receive dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF RESULTS OF OPERATION

      You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP. In addition, our financial statements and the financial data included in this prospectus reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

                                    Overview

      We were organized as a Nevada corporation on December 19, 2006. On December 27, 2006 we issued 15,652,557 shares of our common stock to acquire all outstanding shares of Nanning Tongji Hospital Co., Ltd., which we refer to as "Tongji Hospital," a PRC company which was formed in October 30, 2003. The purpose of the transaction was to redomicile us as a Nevada corporation. Unless otherwise indicated, all references to us throughout this prospectus includes the operations of Tongji Hospital.

      Our critical accounting policies, as well as recent accounting pronouncements which apply to us, are described in Note 2 to our financial statements which are included as part of this prospectus.

Results of Operation

      Material changes of items in our Statement of Operations for the three months ended March 31, 2007, as compared to the three months ended March 31, 2006, are discussed below:

      Patient Service Revenue: The increase in revenues was the result of more patients being treated by our hospital, due to our increased reputation as being a preferred provider of health care services in the region.

       Gross profit: The decrease in gross profit was the result of higher inventory costs.

       Operating Expenses: Selling and promotion expenses increased as we spent more during the quarter to promote our hospital. General and administrative expenses increased as we hired more employees to provide medical services. Depreciation, amortization and expenses increased mainly due to the depreciation and amortization of new medical equipment.

      Material changes of items in our Statement of Operations for the year ended December 31, 2006, as compared to the year ended December 31, 2005, are discussed below:

      Patient Service Revenue: The increase in revenues was the result of more patients being treated by our hospital, due to our increased reputation as being a preferred provider of health care services in the region, and a change in our patient mix. In 2006 the percentage of inpatients increased from 26 to 38%. Generally, we receive greater revenue from an inpatient, as opposed to an outpatient, due to the length of the stay and the services provided to an inpatient.

       Gross profit: The increase in gross profit was the result of higher gross revenues and a decrease in the cost of medical supplies. The cost of medical supplies decreased due to better terms from our vendors.

       Operating Expenses: Selling and promotion expenses decreased due to less amounts spent on meals and entertainment. General and administrative fees declined due to technological upgrades allowing us to reduce the number of employees in administration. Depreciation, amortization and expenses increased mainly due to the depreciation and amortization of new medical equipment.

Trends, Events and Uncertainties

      The China Ministry of Health, as well as other related agencies, have proposed changes to the prices we can charge for medical services, drugs and medications. We cannot predict the impact of these proposed changes since the changes are not fully defined and we do not know whether those proposed changes will ever be implemented or when they may take effect.
      In accordance with the relevant laws and regulations of PRC our income tax rate would typically be 33%. However we have received a waiver from the taxing authorities in the PRC for corporate income tax for the years ended 2004, 2005 and 2006. Beginning in 2007, we will be taxed at the normal rate of 33%.

      In addition, we would normally be required to pay a tax of 5% of the income derived from providing medical treatment plus city construction and educational taxes equal to 7% and 3% respectively, of the business tax. We have accrued these taxes for 2005 but are exempt from these taxes for 2006, 2007 and 2008.

      Other than the factors listed above we do not know of any trends, events or uncertainties that have had or are reasonably expected to have a material impact on our net sales or revenues or income from continuing operations. Our business is not seasonal in nature.

Accounting Estimates

      In the United States most hospitals have contracts with health insurance companies which provide that patients with health insurance will be charged reduced rates for healthcare services. Reduced rates are also charged for Medicare and Medicaid patients. Although the patient is billed for the services provided by the hospital at the higher rate normally charged to patients without insurance the amount billed is reduced by the charges paid by the insurance carrier and by the difference (sometimes known as the "contractual allowance") between the normal rate for the services and the reduced rate which the hospital estimates it will receive from Medicare, Medicaid and insurance companies.

     For financial reporting purposes, hospitals in the United States record revenues based upon established billing rates less adjustments for contractual allowances. Revenues are recorded based upon the estimated amounts due from the patients and third-party payors, including federal and state agencies (under the Medicare and Medicaid programs) managed care health plans, health insurance companies, and employers. Estimates of contractual allowances under third-party payor arrangements are based upon the payment terms specified in the related contractual agreements. Third-party payor contractual payment terms are generally based upon predetermined rates per diagnosis, per diem rates, or discounted fee-for-service rates.

      Due to the complexities involved in determining amounts ultimately due under reimbursement arrangements with a large number of third-party payors, which are often subject to interpretation, the reimbursement actually received by U.S. hospitals for health care services is sometimes different from their estimates.

      The medical system in China is different than that in the United States. Private medical insurance is not generally available to the Chinese population and as a result services and medications provided by our hospital are usually paid for in cash or by the Medicare agencies of the Nanning municipal government and the Guangxi provincial government. Our billing system automatically calculates the reimbursements to which we are entitled based upon regulations promulgated by the Medicare agencies. We bill the Medicare agencies directly for services provided to patients coved by the Medicare programs. Since we bill the Medicare agencies directly, our gross revenues are not reduced by contractual allowances.

      Since we only deal with the Nanning municipal and the Guangxi provincial Medicare agencies we are familiar with their regulations pertaining to reimbursements. As a result, there is normally no material difference between the amounts we bill and the amounts we receive for services provided to Medicare patients.

Liquidity and Capital Resources

      The following shows our material sources and (uses) of cash during the periods presented:

                                                            December 31,
                                        March 31,        --------------------
                                         2007             2006         2005
                                         ----             ----         ----

     Cash provided by operations       $134,656        $134,656     $459,300
     Purchase of medical equipment      (54,706)        (54,706)    (647,085)
     Net loans (to) or from related
       parties                          (99,319)        (99,319)     197,786

      Future payments due on our material contractual obligations as of December 31, 2006 are as follows:

      Item                          Total       2007        2008
      ----                          -----       ----        ----

      Medical Buildings Lease     $50,442    $25,221      $25,221

      Except as shown above, as of December 31, 2006 we did not have any material capital requirements.

      Virtually all of our accounts receivable at March 31, 2007, December 31, 2006 and December 31, 2005 were due from the Nanning and Guangxi Medicare agencies. The age of our accounts receivables as of March 31, 2007, December 31, 2006 and December 31, 2005 is shown below:

                                                December 31,      December 31,
                             March 31, 2007         2006              2005
                             --------------     -----------       -----------
  Less than 30 days old            38%              38%               47%
  31 to 60 days old                21%              22%               21%
  61 to 90 days old                18%              14%               17%
  Over 90 days old                 23%              26%               15%

      As of December 31, 2006 our accounts receivable were approximately 16% of our revenues for the year. In comparison, our accounts receivable at December 31, 2005 were only 7% of our revenues for the year. The increase in our accounts receivable during 2006 is primarily the result of three factors.

      First, during 2006 revenues from Medicare patients increased 12% over 2005. Since we bill the government Medicare funds for services provided to Medicare patients, receivables result from these services. In contrast, self-pay patients normally pay at the time the service is provided.

      Second, we bill for services provided to Medicare patients through a medical card (the US equivalent to an insurance card). We normally receive most of the billed amount within 90 days. The remaining 10% is received the following year following annual inspections by the Nanning municipal government and the Guangxi provincial government. We normally receive payment in March of the following year from the Guangxi provincial government and by September of the following year from the Nanning municipal government. As a result of the deferred receipt of 10% of the amounts billed to the Medicare funds, our accounts receivable balance is high at year end, and sometimes in March if payment from the Nanning municipal government is delayed.

      Third, in 2006 the Nanning municipal medicare fund was upgrading its software systems. As a result of the upgrading process payments of approximately $35,500 were not received until the first quarter of 2007. Due to the delay in receiving these payments our accounts receivable balance at December 31, 2006 was higher than normal.

      A receivable is recorded as a bad debt and is written off when we consider it to be uncollectable. During the three months ended March 31, 2007 and the years ended December 31, 2005 and 2006 we did not write off any bad debts.

      All of our outstanding receivables at December 31, 2005 have been collected. Of the receivables outstanding at December 31, 2006 all but approximately $19,000 have been collected. Between December 31, 2006 and March 31, 2007 our receivables declined by approximately $55,000, or 20%.

      Income from our operations has been, and is expected to be in the future, our primary source of cash.

      We do not have any off-balance sheet items reasonably likely to have a material effect on our financial condition.

                                    BUSINESS

      We operate a general hospital with 105 licensed beds. Our hospital offers care and treatment in the areas of surgery, internal medicine, ophthalmology, orthopaedics, medical cosmetology, urology, dentistry, gynecology, pediatrics, rehabilitation and emergency care.

      Our emergency room is open 24 hours a day and all of our rooms are air conditioned.

      In 2006 55,773 patients were treated at our hospital, in contrast to 53,682 in 2005. The increase is primarily attributable to additional Medicare patients.

       As is common in China, we generate revenues from providing both medical treatment and the sale of drugs and medications. We purchase all drugs and medications which we use and sell from Guangxi Tongji Medicine Co., Ltd., an affiliated company, at prevailing market prices. Drugs and medications are sold only to our patients.

      Our hospital, which was originally owned by the Nanning Erqing Collective Industrial Union, has been in operation since 1957. In September 2000, Li-Yu Chen, one of our principal shareholders, and Guangxi Tongji Medicine Co., Ltd., a company controlled by our President, acquired the hospital. During 2006, Guangxi Tongji Medicine Co., Ltd. distributed its shares in the hospital to its shareholders. We redomiciled our company as a Nevada corporation since we are hopeful that our common stock, after the date of this prospectus, will publicly trade in the United States. It is our belief that being a U.S. corporation will be helpful since investors are more familiar with U.S. corporations, and are more likely to invest in them, as opposed to Chinese corporations.

      Our hospital is certified as a provider of Medicare services by the Nanning municipal government and the Guangxi provincial government. Maintaining the qualifications for acceptance of Medicare patients is very important as revenue from Medicare patients accounted for 41% of total hospital income in 2006. The Medicare accreditation is valid for only one year and must be renewed on an annual basis.

      Our Medicare agreements with the Nanning municipal government and the Guangxi provincial government require that we adhere to prescribed standards for patient care and treatment. The amounts we are permitted to charge Medicare patients are based upon a variety of factors, including our cost of providing services and fixed rates for services and medications.

      Statistical information concerning our hospital is shown in the following tables:

                                 Year Ended December 31,    Three Months Ended
      Revenues                   2006             2005         March 31, 2007
      --------                   ----             ----      ------------------

      Medicare-patients           41%              29%               51%
      Self-pay-patients           59%              71%               49%
                                -----            -----               ---
                                 100%             100%              100%
                                 ====             ====              ====

      Patients Treated
      ----------------

      Medicare                    40%              40%               51%
      Self-pay                    60%              60%               49%
                                -----            -----             -----
                                 100%             100%              100%
                                 ====             ====              ====
      Patients Treated
      ----------------

      Inpatients                  38%              26%               32%
      Outpatients                 62%              74%               68%
                                -----            -----             -----
                                 100%             100%              100%
                                 ====             ====              ====

      The majority of healthcare providers in China are government owned and operate at a low level of efficiency. We believe many government-owned hospitals will be privatized in future. In addition, and according to China Hospital Administration Association, there are approximately 1500 private hospitals in China, most of which are independent of each other. The high degree of fragmentation presents an opportunity for acquisition and economies of scale.

       After the date of this prospectus we will attempt to acquire other hospitals and companies involved in the healthcare industry in China using cash and shares of our common stock. Substantial capital may be needed for these acquisitions and we may need to raise additional funds through the sale of our common stock, debt financing or other arrangements. We do not have any commitments or arrangements from any person to provide us with any additional capital. Additional capital may not be available to us, or if available, on acceptable terms, in which case we would not be able to acquire other hospitals or businesses in the healthcare industry.

Competition

      We compete with eleven government owned hospitals and three privately owned hospitals in the city of Nanning. We believe that our ability to effectively compete will be the result of:

o     Providing advanced medical facilities and comfortable environments
o     Maintaining the highest level of professional healthcare
o Maintaining competitive prices for medical treatment and drugs and medications.

PRC Laws and Regulations Affecting Our Business

      Healthcare providers in China are required to comply with many laws and regulations at the national and local government levels. These laws and regulations include the following:

     o we must register with and maintain an operating license from the local Administration of Health. We are subject to review by the local administration of health at least once every three years. If we fail to meet the standards listed below, our license may be revoked.

     o the Licensed Physician Act requires that we only hire doctors who have been licensed by he PRC government.

     o all drugs and medications used in our hospital must be prepared, transported, and used under the supervision of our internal Commission of Drug Affairs Management.

     o all waste material from our hospital must be properly collected, sterilized, deposited, transported and disposed of. We are required to keep records of the origin, type and amount of all waste materials generated by our hospital.

     o We must have at least 20 beds and at least 14 medical professionals on staff, including three doctors and five nurses.;

     o    We must provide medical services in the following areas:

          o    Surgery
          o    Internal Medicine
          o    Gynecology
          o    Emergency Care

     o we must establish and follow protocols to prevent medical malpractice. The protocols require us to:

          o insure that patients are adequately informed before they consent to medical operations or procedures;
          o maintain complete medical records which are available for review by the patient, physicians and the courts;
          o voluntarily report any event of malpractice to a local government agency;
          o support the medical services we provide in any administrative investigation or litigation.

      If we fail to comply with applicable laws and regulations, we could suffer penalties, including the loss of our license to operate.

       Before we can acquire a hospital or a company in the healthcare field in China we will be required to submit an application to PRC Ministry of Commerce. As part of the application we must submit a number of documents, including:

     o our financial statements and the financial statements of the company we propose to acquire.

     o    a copy of the business license of the company we propose to acquire,

     o evidence that the shareholders of the company we propose to acquire have approved the transaction,

     o an appraisal, conducted by an independent party, of the value of the company we propose to acquire.

      Our agreements with the Nanning Municipal and the Guangxi Provincial Medicare Funds requires us to:

     o    Timely deal with any patient complaints;

     o Follow the Basic Medical Treatment Insurance procedures of the City of Nanning and the Guangxi Province;

     o    Report any accident to the Medicare Funds within 72 hours;

     o    Determine if patients are eligible for coverage by the Medicare Funds;

     o    Control costs by refraining from unnecessary treatments or procedures;

     o Discharge inpatients when their medical condition allows so as not to prolong their stay in the hospital.

      Our agreements are renewed annually if approved by the Medicare funds. Our agreement the Nanning Municipal Medicare Fund expires in September 2007. Our agreement with the Guangxi Medicare Fund expires in December 2007.

The PRC Legal System

      The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects. In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

      However, and subject to limitations on converting currency and statutory reserve requirements, we do not believe there are any limitations concerning our ability to access the assets held by Tongji Hospital, a PRC corporation which is our wholly owned subsidiary.

Taxes

      In accordance with the relevant laws and regulations of PRC our income tax rate would typically be 33%. However we have received a waiver from the taxing authorities in the PRC for corporate income tax for the years ended 2004, 2005 and 2006. Beginning in 2007, we will be taxed at the normal rate of 33%.

      In addition, we would normally be required to pay a tax of 5% of the income derived from providing medical treatment plus city construction and educational taxes equal to 7% and 3% respectively, of the business tax. We have accrued these taxes for 2005 but are exempt from these taxes for 2006, 2007 and 2008.

Required Statutory Reserve Funds

      In accordance with current Chinese laws, regulations and accounting standards, we are required to set aside as a general reserve at least 10% of our respective after-tax profits. Appropriations to the reserve account are not required after these reserves have reached 50% of our registered capital. These reserves are created to fund potential operating losses and are not distributable as cash dividends. We are also required to set aside between 5% to 10% of our after-tax profits to the statutory public welfare reserve. In addition and at the discretion of our directors, we may set aside a portion of our after-tax profits for enterprise expansion funds, staff welfare and bonus funds and a surplus reserve. These statutory reserves and funds can only be used for specific purposes and may not be used for dividends.

Political and Trade Relations with the United States

            Political and trade relations between the U.S. and the PRC government during the past five years have been volatile and may continue to be in the future. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause difficulties in our operations in the PRC marketplace.

Economic Reform Issues

      The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.

      Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the interpretation of laws or regulations), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

     There can be no assurance that the reforms to the PRC's economic system will continue or that we will not be adversely affected by changes in the PRC's political, economic, and social conditions and by changes in policies of the government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Currency Conversion and Exchange

     The currency in the PRC is designated as the Renminbi ("RMB"). Although the RMB/U.S. dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the RMB will not be officially devalued against the U.S. dollar by direction of the PRC government.

     Exchange rate fluctuations, because of our foreign currency denominated assets and liabilities, may reduce the value in U.S. dollars of our net fixed assets and the amount of our earnings. We do not engage in any hedging activities in order to minimize the effect of exchange rate risks. As of March 31, 2007 the currency exchange rate was approximately 7.73 RMB for each U.S. dollar.

      The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

      Although we do not intend to pay dividends, any inability to convert RMB into U.S.$ will limit our ability to pay dividends in the future.

Employees

      As of January 31, 2007, we had 154 full time employees consisting of 49 licensed physicians, 52 nurses, 11 medical professionals, and 42 employees in administration and finance. None of our employees are represented by a labor union or similar collective bargaining organization. We believe that our relations with our employees are good.

Facilities

      We lease our two hospital buildings from Guangxi Tongji Medicine Co., Ltd, a company controlled by our President. The lease on the buildings expires in December 2008. Based on the exchange rate at December 31, 2006 minimum lease payments are $25,221 annually in both 2007 and 2008.

                                   MANAGEMENT

   Name              Age        Position

   Yun-hui Yu         44        President, Chief Executive Officer and Chairman
                                   of the Board of Directors
   Wei-dong Huang     37        Chief Financial and Accounting Officer
   Jin-song Zhang     39        Chief Administrative Officer
   Jing-xi Lv         61        Vice president and a Director
   Jia-lin Zhang      66        Vice president and a Director
   Lin Lin            61        Vice president and a Director
   Xiang-wei Zeng     64        Vice president and a Director

     Directors serve in such capacity until the next annual meeting of our stockholders and until their successors have been elected and qualified. Our officers serve at the discretion of our Board of Directors, until their death, or until they resign or have been removed from office.

      Yun-hui Yu is our founder and has been our Chief Executive Officer, President and one of our directors since October 2003. Since October 1999 Mr. Yu has also been the Chief Executive Officer and a director of Guangxi Tongji Medicine Co., Ltd., an affiliated company which operates pharmacies in China. Mr. Yu received his bachelor's degree in medicine from the First Military Medical University of the People's Liberation Army of China in August 1984. Mr. Yu holds a license as a physician from the Chinese Ministry of Health.

      Wei-dong Huang has been our Chief Financial and Accounting Officer since May of 2006. Between April 2005 and May 2006 Mr. Huang was vice project general manager at the Capital Hotel Group. Between April 2004 and March 2005, Mr. Huang was the financial director at the Changsha InBev Baisha Beer Group, a brewery in China. Between November 2002 and April of 2004, Mr. Huang was vice president at Jingfang Investment & Management Consulting Co., Ltd. Between November 1996 and November 2002 Mr. Huang was the financial controller at Blue Ribbon Beer Brewery Co., Ltd, a brewery in China. Mr. Huang received his master's degree from Capital University of Economics and Business in July of 1995. Mr. Huang holds a license as a certified public accountant from the Chinese Institute of Certified Public Accountants and is licensed as a securities broker with the Securities Association of China.

      Jin-song Zhang has been our Chief Administrative Officer since February 2006. Between August 2000 and January 2006 Mr. Jing-song was a director in the Naning New & High Tech Industrial Development Zone administration commission. Mr. Zhang received his bachelor's degree in engineering from the Electronic Engineering Institute of the Peoples Liberation Army in August 1987.

      Jing-xi Lv has been one of our vice presidents since January 2004. In October 2006 Mr. Lv became one of our directors. Between July 1973 and December 2003 Mr. Lv was an orthopaedic surgeon at the Nanning No.1 People's Hospital. Mr. Lv received his bachelor's degree from Guangxi Medicine University in August 1968 and holds a license as a physician from the Chinese Ministry of Health.

      Jia-lin Zhang has been one of our vice presidents since October 2004. In October 2006 Mr. Zhang became one of our directors. Between 1964 and October 2004, Mr. Zhang was a surgeon at several hospitals, including the People's Hospital of Du'an county and the Red Cross Hospital. Mr. Zhang received his bachelor's degree from Guangxi Medicine University in August 1964 and holds a license as physician from the Chinese Ministry of Health.

      Lin Lin has been one of our vice presidents since May 2005. In October 2006 Mr. Lin became one of our directors. Between February 1977 and May 2005 Mr. Lin was the director of Internal Medicine at the Guangxi Ethical Hospital. Mr. Lin received a bachelor's degree from Guangxi Medicine University in July 1968 and holds a license as a physician from the Chinese Ministry of Health.

      Xiang-wei Zeng has been one of our vice presidents since March 2005. In October 2006 Mr. Zeng became one of our directors. Between 2000 and December 2004, Mr. Zeng was the director of physicians at the Guanxi Medicine University Hospital. Mr. Zeng received his bachelor's degree from Guangxi Medicine University in July of 1967 and holds a license as a physician from the Chinese Ministry of Health.

      None of our directors are independent as that term is defined by Rule 4200 of the NASDAQ Marketplace Rules.

      Yun-hui Yu and Li Yu Chen, one of our principal shareholders, may be considered our parents and promoters, as those terms are defined by the Seurities and Exchange Commission.

Summary Compensation Table

      The following table shows the compensation paid or accrued during the two years ended December 31, 2006 to Yunhui Yu, Tongji' Chief Executive Officer. None of our executive officers or directors received compensation in excess of $100,000 during our past two fiscal years.
                                                            All
                                                           Other
                                                           Annual
 Name and                                   Stock   Option  Compen-
 Principal          Fiscal  Salary  Bonus   Awards  Awards  sation
 Position            Year    (1)     (2)     (3)     (4)     (5)      Total
--------------       -----  ------  -----  -------  -----   -------   -----

Yunhui Yu, Chief     2006     --      --      --      --      --       --
 Executive Officer   2005     --      --      --      --      --       --

(1)  The dollar  value of base  salary  (cash and  non-cash)  received.
(2)  The dollar  value of bonus  (cash and  non-cash)  received.
(3) During the periods covered by the table, the value of our shares issued as compensation for services to the persons listed in the table.
(4) The value of all stock options granted during the periods covered by the table.
(5) All other compensation received that we could not properly report in any other column of the table.

      The terms of the employment agreements which we have with our officers are shown below. The table also shows the amount of time these officers expect to devote to our business during the year ending December 31, 2007.

                                                          Approximate Time
                           Monthly                         To Be Devoted
  Name                     Salary      Expiration           Our Business
  --------------           ------      ----------          -------------

  Wei-dong Huang            $625         5/7/08                100%
  Jin-song Zhang            $625         2/3/08                100%
  Jing-xi Lv                $375       12/30/07                100%
  Jia-lin Zhang             $500       12/30/07                100%
  Lin Lin                   $375       12/30/07                100%
  Xiang-wei Zeng            $500       12/30/07                100%

      We do not have an employment agreement with Yun-hui, our Chief Executive Officer. During the year ending December 31, 2007 we do not plan to compensate Mr. Yu. During 2007 Mr. Yu plans to devote substantially all of his time to our business.

      Stock Options. We have not granted any stock options to any of our officers or directors and do not have any stock option plans in effect as of January 31, 2007. In the future, we may grant stock options to our officers, directors, employees or consultants.

      Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

      Compensation of Directors. Our directors do not receive any compensation pursuant to any standard arrangement for their services as directors. Transactions with related parties and recent sales of unregistered securities.

      In December 2006 we acquired all of the outstanding shares of Tongji Hospital, a PRC corporation, in exchange for the issuance of 15,652,557 shares of our common stock to the former shareholders of Tongji Hospital. The purpose of this transaction was to redomicile us as a Nevada corporation. In connection with this transaction, the following officers, directors and their affiliates received shares of our common stock:

      Name                            Number of Shares Received

      Yun-hui Yu                            7,000,000
      Wei-dong Huang                           32,600
      Jin-song Zhang                           72,000
      Jing-xi Lv                               10,000
      Jia-lin Zhang                             2,000
      Lin Lin                                   1,000
      Li-Yu Chen (1)                        3,000,000

(1) Li-yu Chen is the wife of Yun-hui Yu.

      We lease our two hospital buildings from Guangxi Tongji Medicine Co., Ltd. The lease on the buildings expires in December 2008.

       We also purchase all drugs and medications which we use and sell from Guangxi Tongji Medicine Co., Ltd., at prevailing market prices.

      We have advanced funds to Nanning Tongji Chain Pharmacy Co., Ltd. to assist in their operations. As of December 31, 2006 and 2005 Nanning Tongji Chain Pharmacy Co., Ltd. owed us $122,649 and $161,751, respectively.

      Guangxi Tongji Medicince Co. Ltd. has loaned us money which we have used in our operations. As of December 31, 2006 and 2005 we owed Guangxi Tongji Medicine Co. Ltd, $328,614 and $399,997, respectively.

      Yun-hui Yu, our Chief Executive Officer and one of our directors, has also loaned us money which we have used in our operations. As of December 31, 2006 and 2005 we owed Mr. Yu $91,168 and $180,766, respectively.

      The amounts we have borrowed and received accrue interest at a rate of 6% per annum, which exceeds the interest rate in the PRC for similar borrowings.

      Yun-Hui Yu owns 90% of the capital stock of Guangxi Tongji Medicince Co. Ltd. Guangxi Tongji Medicine Co. owns 90% of Nanning Tongji Chain Pharmacy Co., Ltd.

                             PRINCIPAL SHAREHOLDERS

            The following table shows, as of the date of this prospectus, the common stock ownership of (i) each person known by us to be the beneficial owner of five percent or more of our common stock, (ii) each officer and director and
(iii) all officers and directors as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

                                                Number           Percent
      Name and Address                         of Shares         of Class
      ----------------                         ---------         --------

      Yun-hui Yu                              7,000,000             45%
      No. 5 Beiji Road
      Nanning, China 530011

      Wei-dong Huang                             32,600               *
      No. 5 Beiji Road
      Nanning, China 530011

      Jin-song Zhang                             72,000               *
      No. 5 Beiji Road
      Nanning, China 530011

      Jing-xi Lv                                 10,000               *
      Dormitories 32-402 of Nanning #1
      Hospital, Jingwen Road
      Nanning, China

      Jia-lin Zhang                               2,000               *
      Longxiangju Num.201, Qingxiu Village,
      Qingshan Road
      Nanning, China

      Lin Lin                                     1,000               *
      Mingxiu East Road 232-15-1
      Nanning, China

      Xiang-wei Zeng                                 --              --
      Jiangnan District
      Nanning, China

      Li-Yu Chen                              3,000,000 (1)       19.2%
      Jinhu Road #22
      Mingdu Park 32221
      Nanning, China

      All officers and directors as           7,117,600           45.5%
         a group (7 persons)

 (1) Li-Yu Chen is the wife of Yun-hui Yu.

  *   Less than 10%

      As indicated in the "Selling Shareholder" section of this prospectus, Li-yu Chen is selling some of her shares by means of this prospectus.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares in exchange for their shares of Tongji Hospital, a PRC corporation which we acquired in December 2006.

      We will not receive any proceeds from the sale of the shares by the selling shareholders. Although we will pay all costs of registering the shares offered by the selling shareholders the selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                      Shares to be       Shares ownership
                           Shares     sold in this      after this Offering
Name                       Owned       Offering         Number           %

Li-yu Chen               3,000,000    1,500,000       1,500,000        10.4%
Hong Qian                  316,667      100,000         216,667         1.0%
Mei-hui Lin                266,667       50,000         216,667         1.0%
Bai-yun Hou                228,334       50,000         178,334         1.0%
Yi-li Li                   200,000       50,000         150,000         0.9%
Ying Gong                  200,000       50,000         150,000         0.9%
Qing Huang                 166,667       50,000         116,667         0.7%
Xiu-qiong Huang            253,333       50,000         203,333         1.2%
Chong-bo Xu                135,000       50,000          85,000         0.5%
Zhan Huang                 130,000       50,000          80,000         0.5%

Plan of Distribution

            The shares of our common stock which the selling stockholders or their pledgees, donees, transferees or other successors in interest may offer for resale will be sold initially at a price of $1.00 per share and thereafter if the shares are quoted on the OTC Bulletin Board or any other stock exchange at then prevailing market prices or privately negotiated prices in one or more of the following transactions:

         o   Block transactions;

         o Transactions on the OTC Bulletin Board or on such other market on which our common stock may from time to time be trading;

         o   Privately negotiated transactions;

         o   Through the writing of options on the shares;

         o   Short sales; or

         o Any combination of these transactions.

      The sale price to the public in these transactions may be:

         o   The market price prevailing at the time of sale;

         o   A price related to the prevailing market price;

         o   Negotiated prices; or

         o Such other price as the selling stockholders determine from time to time.

     In the event that we permit or cause this prospectus to lapse, the selling stockholders may only sell shares of our common stock pursuant to Rule 144 under the Securities Act of 1933. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers and/or broker-dealers acting as agents for their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock may do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

     Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part.

      The selling shareholders may also sell their shares pursuant to Rule 144 of the Securities and Exchange Commission.

      The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of securities is prohibited from bidding for, purchasing or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

      None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 50,000,000 shares of our common stock, $.001 par value per share, and 20,000,000 shares of preferred stock, $.001 par value per share. See "Business-PRC Laws and Regulations Affecting our Business" for information concerning PRC laws and regulations which could impact the rights of our shareholders or limit our ability to pay dividends.

Common Stock

     The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

     The currency in the PRC is designated as the Renminbi ("RMB"). The PRC government imposes control over the conversion of Renminbi into foreign currencies. Although we do not intend to pay dividends, any inability to convert RMB into U.S. $ will limit our ability to pay dividends in the future.

     Holders of common stock have do not have preemptive rights and do not have the right to convert their common stock into any other securities.

Preferred Stock

     We are authorized to issue 20,000,000 shares of $.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of preferred stock outstanding.

                                     EXPERTS

            Our financial statements included in this prospectus as of and for the years ended December 31, 2006 and 2005 have been included in reliance on the report of Michael Pollack C.P.A., a independent registered certified public accountant, given on the authority of Mr. Pollack as a expert in accounting and auditing.

                                 INDEMNIFICATION

     The Nevada Revised Statutes authorize indemnification of any of our directors, officers, employees or agents against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence in the performance of his or her duties. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his or her duties may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information with respect to our Company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed as part of the registration statement. Following the effective date of the registration statement, we will be required to file periodic reports with the Securities and Exchange
Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

Transfer Agent

      Our transfer agent is:

      Island Stock Transfer
      100 Second Avenue, South, Suite 300N
      St. Petersburg, FL 33701
      (727) 289-0010
      (727) 289-0069 - Fax
      www.islandstocktransfer.com

                          TONGJI HEALTHCARE GROUP, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2006 AND 2005

INDEX TO FINANCIAL STATEMENTS

                                                                        Page(s)

Report of Independent Registered Public Accounting Firm                     1

Consolidated Balance Sheets as of December 31, 2006 and 2005                2

Consolidated Statements of Operations and Accumulated Other
  Comprehensive Income for the Years Ended December 31, 2006
  and 2005                                                                  3

Consolidated Statements of Changes in Stockholders' Equity for the
   Years Ended December 31, 2006 and 2005                                   4

Consolidated Statements of Cash Flows for the Years Ended
   December 31, 2006 and 2005                                               5

Notes to Consolidated Financial Statements                               6-21

                               MICHAEL POLLACK CPA
                               46 EQUESTRIAN LANE
                              CHERRY HILL, NJ 08003
                               TEL (215) 588-5299
                               FAX (609) 482-8018


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Tongji Healthcare Group, Inc.

I have audited the accompanying consolidated balance sheets of Tongji Healthcare Group, Inc. (the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of operations and accumulated other comprehensive income, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. I was not engaged to perform an audit of the Company's internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tongji Healthcare Group, Inc. as of December 31, 2006 and 2005, and the results of its consolidated statements of operations and accumulated other comprehensive income, changes in stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005 in conformity with U.S. generally accepted accounting principles.



/s/ Michael Pollack CPA
Cherry Hill, NJ
February 5, 2007

                          TONGJI HEALTHCARE GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005
                                    (IN US$)

                                     ASSETS
                                                           2006         2005
                                                           ----         ----

Current Assets:
  Cash and cash equivalents                            $  16,065     $  28,425
  Accounts receivable, net                               273,298        98,579
  Due from related party                                 140,079       170,210
  Inventories                                             97,399       129,469
  Other receivables                                        1,908         7,028
  Prepaid expenses and other current assets               26,271         1,729
                                                       ---------     ---------

    Total Current Assets                                 555,020       435,440
                                                       ---------     ---------

  Fixed assets, net of depreciation                      825,033       904,214

TOTAL ASSETS                                          $1,380,053    $1,339,654
                                                      ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

LIABILITIES
Current Liabilities:
  Accounts payable and accrued expenses               $  417,729    $  443,560
  Accrued taxes                                           56,025        51,596
  Due to related parties                                 479,743       609,193
                                                       ---------     ---------

      Total Current Liabilities                          953,497     1,104,349
                                                       ---------     ---------
      Total Liabilities                                  953,497     1,104,349
                                                       ---------     ---------

STOCKHOLDERS' EQUITY
 Preferred stock, $0.001 Par Value; 20,000,000
  shares authorized and 0 shares issued and
  outstanding                                                  -             -
 Common stock, $0.001 Par Value; 50,000,000 shares
  authorized and 15,652,557 and 3,000,000 shares
  issued and outstanding, respectively                    15,653       363,000
 Additional paid-in capital                              347,347             -
 Statutory reserves                                       36,848             -
 Retained earnings                                        16,404      (130,990)
 Accumulated other comprehensive income                   10,304         3,295
                                                       ---------     ---------

      Total Stockholders' Equity                         426,556       235,305

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $1,380,053    $1,339,654
                                                      ==========    ==========


     The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                     ACCUMULATED OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                    (IN US $)

                                                           2006           2005
                                                           ----           ----

PATIENT SERVICE REVENUE                              $  1,666,641  $  1,363,265

DIRECT COST OF PROVIDING PATIENT SERVICE REVENUE
  Inventory, beginning of period                          129,469        59,642
  Purchases of medical supplies, pharmaceuticals and
   labor                                                  762,961       628,510
  Inventory, end of period                                (97,399)     (129,469)
                                                     ------------- -------------
       Total Cost of Sales                                795,031       558,683
                                                     ------------- -------------
GROSS PROFIT                                              871,610       804,582
                                                     ------------- -------------
OPERATING EXPENSES
   Selling and promotion                                  412,746       549,817
   General and administrative fees                        109,919       122,640
   Bad debt expense                                         9,444         5,128
   Depreciation, amortization and impairment              133,887        73,596
                                                     ------------- -------------
       Total Operating Expenses                           665,996       751,181
                                                     ------------- -------------
INCOME BEFORE OTHER INCOME (EXPENSE)                      205,614        53,401

OTHER INCOME (EXPENSE)
   Interest expense, net of interest income                21,372        19,595
                                                     ------------- -------------
       Total Other Income (Expense)                        21,372        19,595
                                                     ------------- -------------
NET INCOME BEFORE PROVISION FOR INCOME TAXES              184,242        33,806
Provision for Income Taxes                                      -       (50,105)
                                                     ------------- -------------
NET INCOME APPLICABLE TO COMMON SHARES               $    184,242  $    (16,299)
                                                     ============= =============
NET INCOME PER BASIC AND DILUTED SHARES              $       0.01  $      (0.00)
                                                     ============= =============
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                 15,652,557    15,652,557
                                                     ============= =============
COMPREHENSIVE INCOME
    Net income                                       $    184,242  $    (16,299)
    Other comprehensive income
       Currency translation adjustments                     7,009         3,295
                                                     ------------- -------------
Comprehensive income                                 $    191,251  $    (13,004)
                                                     ============= =============


     The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                    (IN US $)


                                                                                                      Accumulated
                                               Common Stock      Additional               Retained       Other
                                          -------------------      Paid-in   Statutory    Earnings   Comprehensive
                                          Shares        Amount     Capital   Reserves     (Deficit)      Income         Total
                                          ------        ------   ----------  ---------    ---------  --------------     -----

Balance January 1, 2005                 3,000,000    $  363,000   $       -  $       -   $ (114,691)  $         -    $  248,309

Net loss for the year ended
 December 31, 2005                              -             -           -          -      (16,299)        3,295       (13,004)
                                      ------------   -----------  ---------- ----------  -----------  ------------   -----------

Balance December 31, 2005               3,000,000       363,000           -          -     (130,990)        3,295       235,305

Shares cancelled in merger with
 Tongji, Inc.                          (3,000,000)     (363,000)          -          -            -             -      (363,000)

Shares issued in reverse merger
 with Tongji Healthcare Group, Inc.    15,652,557        15,653     347,347          -            -             -       363,000

Allocation of staturoty reserves                -             -           -     36,848      (36,848)            -             -

Net income for the year ended
 December 31, 2006                              -             -           -          -      184,242         7,009       191,251
                                      ------------   -----------  ---------- ----------  -----------  ------------   -----------

Balance December 31, 2006              15,652,557    $   15,653   $ 347,347  $  36,848   $   16,404   $    10,304    $  426,556
                                      ============   ===========  ========== ==========  ===========  ============   ===========



     The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                    (IN US $)

                                                         2006            2005
                                                         ----            ----

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                              $     184,242    $    (16,299)

   Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
     Depreciation, amortization and impairment          133,887          73,596
     Allowance for doubtful accounts                      9,196           5,188

  Changes in assets and liabilities
     (Increase) in accounts receivable                 (183,915)        (79,540)
     (Increase) decrease in inventory                    32,070         (69,827)
     (Increase) decrease in other receivables             5,120          (6,494)
     (Increase) decrease in prepaid expenses and
      other current assets                              (24,542)        106,341
     Increase (decrease) in accounts payable and
       and accrued expenses                             (21,402)        446,335
                                                  --------------   -------------
     Total adjustments                                  (49,586)        475,599
                                                  --------------   -------------

     Net cash provided by operating activities          134,656         459,300
                                                  --------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
   (Acquisitions) of fixed assets                       (54,706)       (647,085)
   Net advancements to/from related parties               30,131        (52,682)
                                                  --------------   -------------

      Net cash (used in) investing activities           (24,575)       (699,767)
                                                  --------------   -------------
CASH FLOWS FROM FINANCING ACTIVITES
    Net advancements from/to related parties           (129,450)        250,468
                                                  --------------   -------------
       Net cash provided by (used in) financing
        activities                                     (129,450)        250,468
                                                  --------------   -------------

Effect of foreign currency translation                    7,009           3,295
                                                  --------------   -------------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           (12,360)         13,296

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                  28,425          15,129
                                                  --------------   -------------
CASH AND CASH EQUIVALENTS - END OF PERIOD          $     16,065    $     28,425
                                                  ==============   =============
CASH PAID DURING THE YEAR FOR:
    Income taxes                                   $          -    $          -
                                                  ==============   =============
    Interest                                       $          -    $          -
                                                  ==============   =============


   The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION

          Nanning Tongji Hospital, Inc. ("NTH") was established in Nanning in the province of Guangxi of the Peoples Republic of China ("PRC") by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

          NTH is the largest private hospital modernized and comprehensive in combining medical treatment, scientific research, teaching, prevention, and health care together. It is an assigned hospital for medical insurance in Nanning and Guangxi. NTH contains specialties in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention. NTH is a 105-bed modern hospital containing 4 operating rooms, with Paramount beds installed from Japan, as well as the most advanced medical equipment worldwide from Japan, USA, Germany and France.

          On December 19, 2006, the officers of NTH filed Articles of Incorporation in the State of Nevada which was approved December 19, 2006 to create Tongji Healthcare Group, Inc. a Nevada corporation (the "Company") and also established Tongji, Inc., a Colorado corporation ("Tongji") and wholly owned subsidiary of the Company.

          On December 27, 2006, NTH merged into and with Tongji and became the surviving entity and wholly owned subsidiary of the Company. The Company incorporated with 50,000,000 shares of common stock and 20,000,000 shares of preferred stock both with a par value of $0.001. The Company issued 15,652,557 shares of common stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of NTH. Thereafter and for purposes of these consolidated financial statements the "Company" and "NTH" are used to refer to the operations of Nanning Tongji Hospital Co. Ltd. For accounting purposes, the Company accounted for the acquisition of NTH as a recapitalization. The transaction involved entities under common control as defined in Statement of Financial Standard 141, "Business Combinations". As such, the net assets of NTH were acquired at their carrying values at the time of the acquisition. The comparative figures for 2005 are those of NTH.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Principles of Consolidation
          ---------------------------

          The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Use of Estimates
          ----------------

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to depreciation, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

          Economic and Political Risks
          ----------------------------

          The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

          The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

          Cash and Cash Equivalents
          -------------------------

          The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. The Company maintained $2,782 and $4,962 as of December 31, 2006 and 2005, respectively in cash on hand. The remainder of the cash was in financial institutions.

          Comprehensive Income
          --------------------

          The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Comprehensive Income (Continued)
          --------------------------------

          Comprehensive   income  is  a  more  inclusive   financial   reporting
          methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

          Inventory
          ---------

          Inventory is valued at the lower of cost or market (using the weighted average method) and net realizable value. Inventory consists of Chinese and western medicines and pharmaceuticals.

          The net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion, selling expenses and related taxes.

          Fair Value of Financial Instruments
          -----------------------------------

          The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables and payables and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

          Currency Translation
          --------------------

          The Company's functional currency is that of the PRC which is the Chinese Renminbi (RMB). The reporting currency is that of the US Dollar. Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The year end RMB to US dollar as of December 31, 2006 and 2005 were 7.8217 and 8.0702, respectively, and the average yearly RMB to the US dollar for 2006 and 2005 were 7.9487 and 8.1734, respectively. The RMB is not freely convertible into foreign currency and all foreign currency exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollar at the rates used in translation. The Company records these translation adjustments as accumulated other comprehensive income
          (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the years ended December 31, 2006 and 2005, the Company recorded approximately $7,009 and $3,295 in transaction gains as a result of currency translation.

          Retirement Benefits
          -------------------

          Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of operations as incurred.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Revenue Recognition
          -------------------

          According to the PRC Regulation of Healthcare Institutions, hospitals shall be subject to register with the Administration of Health of the local government to obtain their license for hospital service operation. The Company received its renewed operation license from Nanning's government in May of 2005, and this license remains valid until the next scheduled renewing date of May 2008.

          Other existing regulations having material effects on the Company's business include those dealing with physician's licensing, usage of medicine and injection, public security in health and medical advertising.

          As the Company maintains a facility with an excess of 100 beds, they must have their license renewed at least every three years. The Company is also obligated to provide free service or dispatch their physicians or employees for public assistance. In the US this is commonly referred to as charity care. The Company has a very small percentage of their service for this area.

            The Company generates revenue from the individuals, as well as government third-party payers. The Company is paid based upon several methodologies including established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from established charges. Revenues are recorded at estimated net amounts due from patients and the government third-party payers for healthcare services provided at the time the service is provided. Revenues for pharmaceutical drug sales are recognized when the drug is administered to the patient or when a prescription is filled for a patient based upon a prescription slip signed by a registered physician.

            Revenues are recorded at estimated net amounts due from patients and government Medicare funds. The Company's accounting system calculates the expected amounts payable by the government Medicare funds. The Company bills for services provided to Medicare patients through a medical card (the US equivalent to an insurance card). The Company normally receives 90% of the billed amount within 90 days with the remaining 10% upon approval by the end of the year by the PRC government. Historically, there have not been significant differences between the amounts the Company bills the government Medicare funds and the amounts collected from the Medicare funds.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Revenue Recognition (Continued)
          -------------------------------

          Third-party payers include, the Nanning Social Medicare Management Center, a license that took effect in November of 2003, which works like the US Medicare system. The hospital is reimbursed most of the charges for the services provided with the exception of a self-pay portion (like Medicare Part B); the hospital also has a license with the Guangxi Province Medicare Center, which was initially entered into in May of 2004, which works similar to that of Nanning.

          Accounts Receivable
          -------------------

          Accounts receivable are recorded at the estimated net realizable amounts from government units, insurance companies and patients. Generally, the third-party payers reimburse the Company on a 30-day cycle, so collections for the Company has historically not been considered to be an area that exposes the Company to additional risk. Hospital staff does perform verification of patient coverage prior to examinations and/or procedures taking place

          For any Medicare patient who visits the hospital that is qualified for acceptance, the hospital will only include the portion that the social insurance organization in the accounts receivable and collects the self-pay portion in cash at the time of the service. At times, the pre-determined rate the hospital will charge may be different than the approved Medicare rate, thus the likelihood of some bad debt can occur. Management has spent a great deal of time estimating this likelihood and has determined that a reserve estimating 5% of their total accounts receivable does accurately account for their bad debt. Management continues to evaluate this estimate on an ongoing basis.

          The Company has established a reserve for uncollectibles of $14,384 and $5,188 as of December 31, 2006 and 2005, respectively.

          Advertising Costs
          -----------------

          The Company expenses the costs associated with advertising as incurred. Advertising expenses for the years ended December 31, 2006 and 2005 of $84,960 and $4,733, respectively are included in selling and promotional expenses in the statements of operation. Advertising costs include marketing brochures and an advertising campaign to the public.

          Advance to Suppliers
          --------------------

          Advances  to  suppliers   represent  the  cash  paid  in  advance  for
          purchasing   materials   utilized   in  the   hospital   as   well  as
          pharmaceuticals.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Fixed Assets
          ------------

          Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, net of the estimated residual values; equipment - 5 to 10 years (3 to 5% residual value) and vehicles - 5 years (3% residual value).

          When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

          Land Use Rights
          ---------------

          According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights would be amortized using the straight-line method over the respective lease term. The Company does not have nay land use rights as they lease the land and building from a related party.

          Construction in Progress
          ------------------------

          Construction in progress represents direct costs of construction or acquisition and design fees incurred, as well as interest charges directly related to debt incurred on behalf of particular construction projects. Capitalization of these costs ceases and the construction in progress is transferred to fixed assets (building or equipment) when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use. There were no such costs for the Company in the years ended December 31, 2006 and 2005, respectively.

          Impairment of Long-Lived Assets
          -------------------------------

          Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Earnings (Loss) Per Share of Common Stock
          -----------------------------------------

          Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. The Company did have a loss for the year ended December 31, 2005, however, the Company did not have any common stock equivalents to include, so this did not have an impact on the calculation of earnings per share for 2005.

          The Company has not granted any options or warrants during 2006 or 2005, and there are no options or warrants outstanding as of December 31, 2006 and 2005.

          The following is a reconciliation of the computation for basic and diluted EPS:

                                                   December 31,     December 31,
                                                       2006             2005

             Net income (loss)                    $   184,242     $    (16,299)

             Weighted-average common shares
             Outstanding (Basic)                   15,652,557       15,652,557

             Weighted-average common stock
             Equivalents
                  Stock options                            --               --
                  Warrants                                 --               --

             Weighted-average common shares
             Outstanding (Diluted)                 15,652,557       15,652,557

          Income Taxes
          ------------

          The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

                                       13
                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Income Taxes (Continued)
          ------------------------

          In accordance with the relevant tax laws and regulations of PRC and US, the corporation income tax rate would typically be 33% in the PRC. The Company has received a waiver (duty free certificate) from the taxing authorities in the PRC for corporate enterprise income tax for the year ended 2004 through 2006. Effective 2007, the Company will be taxed at the rate of 33%.

          In addition, companies in the PRC are required to pay business taxes consisting of 5% of income they derive from providing medical treatment and city construct taxes, and educational taxes are based on 7% and 3% of the business taxes, and the Company has accrued these taxes for 2005. The Company has received notification that they are exempt from these taxes for the years ending 2006 through 2008.

          Stock-Based Compensation

          The Company follows FASB 123R in accounting for its stock based compensation (see Recent Accounting Pronouncements). This measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. The Company for 2006 and 2005 did not grant any options or warrants that would need to be valued under such method. The following represents the effect on net income attributable to common shareholders per share if the fair value method had been applied to all awards.

          On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

          The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS
          123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R.

                               TONGJI HEALTHCARE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Stock-Based Compensation (Continued)
          ------------------------------------

          The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

                                                               December 31,
                                                                   2005
            Net income (loss):
               As reported                                       ($16,299)
               Add: Stock-based employee compensation
                  expense included in reported net loss, net of
                  related tax effects                                  --
              Less: Total stock-based employee compensation
                  expense determined under fair value based
                  method for all awards, net of related tax
                  effects                                              --
               Pro forma                                         ($16,299)
            Net earnings (loss) per share:
               As reported:
                 Basic                                             ($0.00)
                 Diluted                                           ($0.00)
             Pro forma:
                 Basic                                             ($0.00)
                 Diluted                                           ($0.00)

          The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

          Segment Information
          -------------------

          The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. For 2006 and 2005, the Company operated in one geographical location, and segmented their revenues into two segments; one for the providing of medical care, and one for the sale of pharmaceuticals.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Segment Information (Continued)
          -------------------------------

          The Company in 2006 had total revenues of $1,666,641 of which $759,256 was revenue recognized for providing medical care, and $907,385 for the sale of pharmaceuticals.

          The Company in 2005 had total revenues of $1,363,265 of which $856,287 was revenue recognized for providing medical care, and $506,978 for the sale of pharmaceuticals.

          Recent Accounting Pronouncements
          --------------------------------

          In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

          In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's consolidated financial statements.

          In February 2007, the FASB issued FAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

          In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          Recent Accounting Pronouncements (Continued)
          --------------------------------------------

          In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

          This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its consolidated financial statements.

NOTE 3 -  FIXED ASSETS

          Fixed assets as of December 31, 2006 and 2005 were as follows:

                                        Estimated
                                         Useful
                                      Lives (Years)     2006        2005
                                      -------------     ----        ----

             Office equipment             5-10        $179,005    $159,675
             Medical equipment               5         785,377     747,722
             Fixtures                       10          92,052      89,109
             Vehicles                        5          35,599      34,461

                                                     1,092,033   1,030,967
             Less: accumulated depreciation            267,000     126,753
             Property and equipment, net          $    825,033  $  904,214


          There was $133,887 and $73,596 charged to operations for depreciation expense for the years ended December 31, 2006 and 2005, respectively. There was no impairment for these assets during the years ended December 31, 2006 and 2005.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 3 -  FIXED ASSETS (CONTINUED)

          The Company leases the building and land from a related party, under an arms length agreement. Rent expense included in selling and promotional expenses for the years ended December 31, 2006 and 2005 were $24,817 and $24,131 (197,266 RMB each year), respectively. The lease term runs from October 2003 to December 2008.

NOTE 4 -  INVENTORIES

          Inventories consisted of the following as of December 31, 2006 and 2005:

                                                              2006       2005

             Medicines and pharmaceuticals                  $97,399    $129,469

             Less: provision for write-down of inventory          -           -

             Inventory, net                                 $97,399    $129,469

          There was no obsolescence of inventory or write-downs of inventory for the years ended December 31, 2006 and 2005.

NOTE 5 -  STOCKHOLDERS' EQUITY

          Common Stock
          ------------

          As of December 31, 2006, the Company has 50,000,000 shares of common stock authorized with a par value of $0.001.

          The Company issued 15,652,557 shares of common stock in exchange of 100% of the authorized capital of Nanning Tongji Hospital Co. Ltd. (CHINA).

          Nanning Tongji Hospital Co. Ltd. (CHINA) in 2003 issued 3,000,000 shares.

          The Company has not granted any options or warrants during 2006 or 2005, and there were no options or warrants outstanding as of December 31, 2006 and 2005.

          Preferred Stock
          ---------------

          As of December 31, 2006, the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001. There are no shares issued and outstanding.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 5 -  STOCKHOLDERS' EQUITY (CONTINUED)

          Statutory Reserves
          ------------------

          The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC ("PRC GAAP"). Appropriation to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital.

          Appropriations to the statutory public welfare fund is required to be 10% of the after-tax net income determined in accordance with the PRC GAAP. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

          The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, providing that the remaining reserve balance after such issue is not less than 25% of the registered capital.

          The statutory welfare reserve can only be utilized on capital items for the collective benefit of the Company's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders.

          The discretionary surplus fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company's Board of Directors decided not to make appropriations to this reserve.

NOTE 6 -  PROVISION FOR INCOME TAXES

          Corporate Income Taxes
          ----------------------

          In accordance with the relevant tax laws and regulations of PRC, the corporate income tax rate is 33%. As noted, the corporate income tax for 2004 through 2006 was 0% due to the Company's receipt of a waiver (tax relief) from the PRC government as they acquired a previous government-owned hospital and privatized it and improved it. Commencing, 2007, the corporate tax rate will be 33%.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 6 -  PROVISION FOR INCOME TAXES (CONTINUED)

          Business Taxes
          --------------

          In accordance with the relevant tax laws and regulations of PRC, the Company is required to pay business taxes of 5% of income they derive from providing medical treatment and then 7% and 3%, respectively for city construct taxes and educational taxes. As noted, the Company has received a waiver for these taxes for the years ending 2006 through 2008.

          At December 31, 2006 and 2005, corporate income and business taxes consist of the following:

                                                               2006        2005

             Corporate income tax                         $       -    $       -
             Business taxes including city construct
               and educational taxes                              -       50,105
                                                          ---------    ---------
                                                          $       -    $  50,105

            A reconciliation of the PRC enterprise income tax and business tax rate to the effective income tax rate is as follows:

                                                              2006         2005

             Statutory rate - corporate income tax              0%           0%

             Business taxes                                     0%         149%
                                                          ---------    ---------
                                                                0%         149%
                                                          =========    =========

          The business taxes in 2005 are greater than the pre-tax income due to the fact that there were adjustments made to the consolidated financial statements that were recorded subsequent to the tax return being filed, and unlike Company's in the United States, the Company cannot request a refund.

          Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company has no temporary or permanent differences. Therefore, no deferred tax assets and liabilities have been recognized and no valuation allowance has been established.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 6 -  PROVISION FOR INCOME TAXES (CONTINUED)

          Business Taxes (Cont'd)
          -----------------------

          The depreciation methods and lives the Company utilizes are identical for book and tax purposes. Additionally, there is no income or expense included in books not included in tax.

NOTE 7 -  RELATED PARTY TRANSACTIONS

          Due from Related Party
          ----------------------

          The Company has entered into an agreement with Nanning Tongji Chain Pharmacy Co. Ltd. whereby the Company from time to time will advance amounts to Nanning Tongji Chain Pharmacy Co., Ltd. to assist them in their operations. The two companies have common shareholders. The advanced amounts accrue interest at a rate of 6% per annum which exceeds the interest rates in the PRC for similar borrowings. The
          Company as of December 31, 2006 and 2005 is owed, $122,649 and $161,751, respectively. Accrued interest receivable on this agreement of $17,430 and $8,459 as of December 31, 2006 and 2005, respectively, is included in due from related party.

          Due to Related Parties
          ----------------------

          The Company has entered into an agreement with Guangxi Tongji Medicine Co. Ltd. whereby the Company from time to time will be advanced amounts to assist them in their operations. The two companies have common shareholders. The advanced amounts accrue interest at a rate of 6% per annum which exceeds the interest rates in the PRC for similar borrowings. The Company as of December 31, 2006 and 2005 is indebted to Guangxi Tongji Medicine Co. Ltd., in the amounts of $328,614 and $399,997, respectively. Accrued interest payable on this agreement of $40,788 and $17,941 as of December 31, 2006 and 2005, respectively, is included in due from related party.

          The Company has entered into an agreement with the Chairman of the Company, Mr. Yunhui Yu whereby the Company from time to time will be advanced amounts to assist them in their operations. The advanced amounts accrue interest at a rate of 6% per annum which exceeds the interest rates in the PRC for similar borrowings. The Company as of December 31, 2006 and 2005 is indebted to their Chairman in the amounts of $91,168 and $180,766, respectively. Accrued interest payable on this agreement of $19,173 and $10,489 as of December 31, 2006 and 2005, respectively, is included in due from related party.

                               TONGJI HEALTHCARE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2006 AND 2005

NOTE 7 -  RELATED PARTY TRANSACTIONS (CONTINUED)

          Rental
          ------

          The Company has entered into a lease agreement for their hospital with Guangxi Tongji Medicine Co., Ltd. that expires December 2008. Monthly rentals are 16,438.86 per month (RMB). Based on the exchange rate at December 31, 2006, minimum lease payments are as follows:

          Year ending December 31, 2007          $25,221
                                   2008           25,221

                          TONGJI HEALTHCARE GROUP, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                   THREE MONTHS ENDED MARCH 31, 2007 AND 2006

                    INDEX TO FINANCIAL STATEMENTS (UNAUIDTED)

                                                                        Page(s)

Report of Independent Registered Public Accounting Firm                     1

Consolidated Balance Sheet as of March 31, 2007                             2

Consolidated Statements of Operations and Accumulated Other
   Comprehensive Income for the Three Months Ended March 31, 2007           3

Consolidated Statements of Changes in Stockholders' Equity
   for the Three Months Ended March 31, 2007 and the Years
   Ended December 31, 2006 and 2005                                         4

Consolidated Statements of Cash Flows for the Three Months Ended
   March 31, 2007                                                           5

Notes to Consolidated Financial Statements                               6-20

                               MICHAEL POLLACK CPA
                               46 EQUESTRIAN LANE
                              CHERRY HILL, NJ 08003
                               TEL (215) 588-5299
                               FAX (609) 482-8018


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Tongji Healthcare Group, Inc.

I have reviewed the accompanying consolidated balance sheet of Tongji Healthcare Group, Inc. (the "Company") as of March 31, 2007 and the related consolidated statements of operations and accumulated other comprehensive income (loss), changes in stockholders' equity, and cash flows for the three months ended March 31, 2007 and 2006. These interim consolidated financial statements are the responsibility of the Company's management.

I conducted the reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the condensed consolidated financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.



/s/ Michael Pollack CPA
Cherry Hill, NJ
May 2, 2007

                          TONGJI HEALTHCARE GROUP, INC.
                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2007
                                    (IN US$)

                                     ASSETS

Current Assets:
  Cash and cash equivalents                                   $     37,681
  Accounts receivable, net                                         218,390
  Due from related party                                           144,369
  Inventories                                                       78,813
  Other receivables                                                    992
  Prepaid expenses and other current assets                          2,200
                                                              ------------
          Total Current Assets                                     482,445
                                                              ------------

Fixed assets, net of depreciation                                  798,136
                                                              ------------

TOTAL ASSETS                                                    $1,280,581
                                                              ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
  Accounts payable and accrued expenses                        $   402,464
  Accrued taxes                                                     66,399
  Due to related parties                                           360,326
                                                              ------------
            Total Current Liabilities                              829,189
                                                              ------------

      Total Liabilities                                            829,189
                                                              ------------

STOCKHOLDERS' EQUITY
  Preferred stock, $0.001 Par Value; 20,000,000
   shares authorized and 0 shares issued and
   outstanding                                                          --
  Common stock, $0.001 Par Value; 50,000,000 shares
   authorized and 15,652,557 and 3,000,000 shares
   issued and outstanding, respectively                             15,653
  Additional paid-in capital                                       347,347
  Statutory reserves                                                36,848
  Retained earnings                                                 37,294
  Accumulated other comprehensive income                            14,250
                                                              ------------
            Total Stockholders' Equity                             451,392
                                                              ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $1,280,581
                                                              ============


   The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
               ACCUMULATED OTHER COMPREHENSIVE INCOME (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                    (IN US $)

                                                         2007          2006

PATIENT SERVICE REVENUE                              $  470,826    $  314,844
                                                     -----------   -----------

DIRECT COST OF PROVIDING PATIENT
     SERVICE REVENUE
  Inventory, beginning of period                         97,399       129,469
  Purchases of medical supplies, pharmaceuticals
   and labor                                            229,942        18,348
  Inventory, end of period                              (78,813)      (29,241)
                                                     -----------   -----------
       Total Cost of Sales                              248,528       118,576
                                                     -----------   -----------
GROSS PROFIT                                            222,298       196,268
                                                     -----------   -----------
OPERATING EXPENSES
   Selling and promotion                                104,970        30,554
   General and administrative fees                       46,121        34,527
   Bad debt expense (recovery of bad debt)               (3,035)        1,914
   Depreciation, amortization and impairment             36,407        26,697
                                                     -----------   -----------
       Total Operating Expenses                         184,463        93,692
                                                     -----------   -----------
INCOME BEFORE OTHER INCOME (EXPENSE)                     37,835       102,576

OTHER INCOME (EXPENSE)
   Interest expense, net of interest income               6,145         6,072
                                                     -----------   -----------
       Total Other Income (Expense)                       6,145         6,072
                                                     -----------   -----------
NET INCOME BEFORE PROVISION FOR
    INCOME TAXES                                         31,690        96,504
Provision for Income Taxes                              (10,800)           --
                                                     -----------   -----------
NET INCOME APPLICABLE TO COMMON SHARES               $   20,890    $   96,504
                                                     ===========   ===========
NET INCOME PER BASIC AND DILUTED SHARES              $     0.00    $     0.01
                                                     ===========   ===========
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                               15,652,557    15,652,557
                                                     ===========   ===========
COMPREHENSIVE INCOME
    Net income                                       $   20,890    $   96,504
    Other comprehensive income
       Currency translation adjustments                   3,899         1,525
                                                     -----------   -----------
   Comprehensive income                              $   24,789    $   98,029
                                                     ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
  EQUITY (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND YEARS ENDED
                           DECEMBER 31, 2006 AND 2005
                                    (IN US $)


                                                                                                      Accumulated
                                               Common Stock      Additional               Retained       Other
                                          -------------------      Paid-in   Statutory    Earnings   Comprehensive
                                          Shares        Amount     Capital   Reserves     (Deficit)      Income         Total
                                          ------        ------   ----------  ---------    ---------  --------------     -----



Balance January 1, 2005                 3,000,000   $   363,000  $       -   $       -   $ (114,691)    $       -    $ 248,309

Net loss for the year ended
 December 31, 2005                              -             -          -           -      (16,299)        3,295      (13,004)

Balance December 31, 2005               3,000,000       363,000          -           -     (130,990)        3,295      235,305

Shares cancelled in merger
 with Tongji, Inc.                     (3,000,000)     (363,000)         -           -            -             -     (363,000)

Shares issued in reverse merger
 with Tongji Healthcare Group, Inc.    15,652,557        15,653    347,347           -            -             -      363,000

Allocation of statutory reserves                -             -          -      36,848      (36,848)            -            -

Net income for the year ended
 December 31, 2006                              -             -          -           -      184,242         7,009      191,251

Balance December 31, 2006              15,652,557        15,653    347,347      36,848       16,404        10,304      426,556

Net income for the three months
 ended March 31, 2007                           -             -          -           -       20,890         3,946       24,836
                                      ------------  ------------  --------- -----------  -----------    ----------    ----------
                                       15,652,557   $    15,653   $ 347,347 $   36,848   $   37,294     $  14,250     $451,392
                                      ============  ============  ========= ===========  ===========    ==========    =========


The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                                    (IN US $)
                                                        2007           2006
                                                        ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                     $    20,890    $    96,504
                                                  ------------   ------------
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Depreciation, amortization and impairment         36,407         26,697
     Allowance for doubtful accounts                   (3,035)         1,914

  Changes in assets and liabilities
     (Increase) decrease in accounts receivable        57,943        (39,163)
     Decrease in inventory                             18,586        100,228
     Decrease in other receivables                        916          4,550
     Decrease in prepaid expenses and other
      current assets                                   24,071          1,729
     (Decrease) in accounts payable and
      and accrued expenses                             (4,891)       (72,293)
                                                  ------------   ------------
     Total adjustments                                129,997         23,662
                                                  ------------   ------------
     Net cash provided by operating activities        150,887        120,166
                                                  ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   (Acquisitions) of fixed assets                        (385)       (38,128)
   Net advancements to/from related parties            (4,290)        13,083
                                                  ------------   ------------
      Net cash (used in) investing activities          (4,675)       (25,045)
                                                  ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITES
    Net advancements from/to related parties         (119,417)      (132,578)
                                                  ------------   ------------
       Net cash (used in) financing activities       (119,417)      (132,578)
                                                  ------------   ------------
Effect of foreign currency translation                 (5,179)        23,327
                                                  ------------   ------------
NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                          21,616        (14,130)

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                16,065         28,425
                                                  ------------   ------------

CASH AND CASH EQUIVALENTS - END OF PERIOD         $    37,681    $    14,295
                                                  ============   ============

CASH PAID DURING THE PERIOD FOR:
    Income taxes                                  $         -    $         -
                                                  ============   ============
    Interest                                      $         -    $         -
                                                  ============   ============


   The accompanying notes are an integral part of the consolidated financial statements.

                          TONGJI HEALTHCARE GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2007 AND 2006

NOTE 1-     ORGANIZATION AND BASIS OF PRESENTATION

            Nanning Tongji Hospital, Inc. ("NTH") was established in Nanning in the province of Guangxi of the Peoples Republic of China ("PRC") by the Nanning Tongji Medical Co. Ltd. and an individual on October 30, 2003.

            NTH is the largest private hospital modernized and comprehensive in combining medical treatment, scientific research, teaching, prevention, and health care together. It is an assigned hospital for medical insurance in Nanning and Guangxi. NTH contains specialties in the areas of internal medicine, surgery, gynecology, pediatrics, emergency medicine, ophthalmology, medical cosmetology, rehabilitation, dermatology, otolaryngology, traditional Chinese medicine, medical imaging, anesthesia, acupuncture, physical therapy, health examination, and prevention. NTH is a 105-bed modern hospital containing 4 operating rooms, with Paramount beds installed from Japan, as well as the most advanced medical equipment worldwide from Japan, USA, Germany and France.

            On December 19, 2006, the officers of NTH filed Articles of Incorporation in the State of Nevada which was approved December 19, 2006 to create Tongji Healthcare Group, Inc. a Nevada corporation (the "Company") and also established Tongji, Inc., a Colorado corporation ("Tongji") and wholly owned subsidiary of the Company.

            On December 27, 2006, NTH merged into and with Tongji and became the surviving entity and wholly owned subsidiary of the Company. The Company incorporated with 50,000,000 shares of common stock and 20,000,000 shares of preferred stock both with a par value of $0.001. The Company issued 15,652,557 shares of common stock to the shareholders of NTH in exchange for 100% of the issued and outstanding shares of NTH. Thereafter and for purposes of these consolidated financial statements the "Company" and "NTH" are used to refer to the operations of Nanning Tongji Hospital Co. Ltd. For accounting purposes, the Company accounted for the acquisition of NTH as a recapitalization. The transaction involved entities under common control as defined in Statement of Financial Standard 141, "Business Combinations". As such, the net assets of NTH were acquired at their carrying values at the time of the acquisition. The comparative figures for 2006 are those of NTH.

            The unaudited financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The interim financial statements and notes do not contain information included in the Company's annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these interim consolidated financial statements be read in conjunction with the December 31, 2006 audited financial statements and the accompanying notes thereto.

                          TONGJI HEALTHCARE GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             MARCH 31, 2007 AND 2006

NOTE 1-     ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

            While management believes the procedures followed in preparing these interim consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

            These interim consolidated financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Principles of Consolidation

            The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

            Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to depreciation, bad debts, income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

            Economic and Political Risks

            The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

            The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Cash and Cash Equivalents

            The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. The Company maintained $10,325 as of March 31, 2007 in cash on hand. The remainder of the cash was in financial institutions.

            Comprehensive Income

            The Company adopted Statement of Financial Accounting Standards No, 130, "Reporting Comprehensive Income," (SFAS No. 130). SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations.

            Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

            Inventory

            Inventory is valued at the lower of cost or market (using the weighted average method) and net realizable value. Inventory consists of Chinese and western medicines and pharmaceuticals.

            The net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion, selling expenses and related taxes.

            Fair Value of Financial Instruments

            The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables and payables and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

            Currency Translation

            The Company's functional currency is that of the PRC which is the Chinese Renminbi (RMB). The reporting currency is that of the US Dollar. Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The period end RMB to US dollar as of March 31, 2007 was 7.7342, and the average period RMB to the US dollar for the three months ended March 31, 2007 and 2006 were 7.7780 and 8.0498,

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Currency Translation (Continued)

            respectively. The RMB is not freely convertible into foreign currency and all foreign currency exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollar at the rates used in translation. The Company records these translation adjustments as accumulated other comprehensive income
            (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the three months ended March 31, 2007 and 2006, the Company recorded approximately $3,946 and $1,525 in transaction gains as a result of currency translation.

            Retirement Benefits

            Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statements of operations as incurred.

            Revenue Recognition

            According to the PRC Regulation of Healthcare Institutions, hospitals shall be subject to register with the Administration of Health of the local government to obtain their license for hospital service operation. The Company received its renewed operation license from Nanning's government in May of 2005, and this license remains valid until the next scheduled renewing date of May 2008.

            Other existing regulations having material effects on the Company's business include those dealing with physician's licensing, usage of medicine and injection, public security in health and medical advertising.

            As the Company maintains a facility with an excess of 100 beds, they must have their license renewed at least every three years. The Company is also obligated to provide free service or dispatch their physicians or employees for public assistance. In the US this is commonly referred to as charity care. The Company has a very small percentage of their service for this area.

            The Company generates revenue from the individuals as well as third-party payers. The Company is paid based upon several methodologies including established charges, the cost of providing services, predetermined rates per diagnosis, fixed per diem rates or discounts from established charges. Revenues are recorded at estimated net amounts due from patients and the government third-party payers for healthcare services provided at the time the service is provided. Revenues for pharmaceutical drug sales are recognized when the drug is administered to the patient or when a prescription is filled for a patient based upon a prescription slip signed by a registered physician.

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Revenue Recognition (cont'd)

            Revenues are recorded at estimated net amounts due from patients and government Medicare funds. The Company's accounting system calculates the expected amounts payable by the government Medicare funds. The Company bills for services provided to Medicare patients through a medical card (the US equivalent to an insurance card). The Company normally receives 90% of the billed amount within 90 days with the remaining 10% upon approval by the end of the year by the PRC government. Historically, there have not been significant differences between the amounts the Company bills the government Medicare funds and the amounts collected from the Medicare funds.

            Third-party payers include, the Nanning Social Medicare Management Center, a license that took effect in November of 2003, which works like the US Medicare system. The hospital is reimbursed most of the charges for the services provided with the exception of a self-pay portion (like Medicare Part B); the hospital also has a license with the Guangxi Province Medicare Center, which was initially entered into in May of 2004, which works similar to that of Nanning.

            Accounts Receivable

            Accounts receivable are recorded at the estimated net realizable amounts from government units, insurance companies and patients. Generally, the third-party payers reimburse the Company on a 30-day cycle, so collections for the Company has historically not been considered to be an area that exposes the Company to additional risk. Hospital staff does perform verification of patient coverage prior to examinations and/or procedures taking place

            For any Medicare patient who visits the hospital that is qualified for acceptance, the hospital will only include the portion that the social insurance organization in the accounts receivable and collects the self-pay portion in cash at the time of the service. At times, the pre-determined rate the hospital will charge may be different than the approved Medicare rate, thus the likelihood of some bad debt can occur. Management has spent a great deal of time estimating this likelihood and has determined that a reserve estimating 5% of their total accounts receivable does accurately account for their bad debt. Management continues to evaluate this estimate on an ongoing basis.

            The Company has established a reserve for uncollectibles of $11,494 as of March 31, 2007.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Advertising Costs

            The Company expenses the costs associated with advertising as incurred. Advertising expenses for the three months ended March 31, 2007 and 2006 of $61,637 and $540, respectively are included in selling and promotional expenses in the statements of operation. Advertising costs include marketing brochures and an advertising campaign to the public.

            Advance to Suppliers

            Advances to suppliers represent the cash paid in advance for purchasing materials utilized in the hospital as well as pharmaceuticals.

            Fixed Assets

            Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, net of the estimated residual values; equipment - 5 to 10 years (3 to 5% residual value) and vehicles - 5 years (3% residual value).

            When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

            Land Use Rights

            According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights would be amortized using the straight-line method over the respective lease term. The Company does not have nay land use rights as they lease the land and building from a related party.

            Construction in Progress

            Construction in progress represents direct costs of construction or acquisition and design fees incurred, as well as interest charges directly related to debt incurred on behalf of particular construction projects. Capitalization of these costs ceases and the construction in progress is transferred to fixed assets (building or equipment) when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for intended use. There were no such costs for the Company in the three months ended March 31, 2007 and 2006, respectively.

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Impairment of Long-Lived Assets

            Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

            Earnings (Loss) Per Share of Common Stock

            Basic net earnings (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. The Company did not have a loss for either period.

            The Company has not granted any options or warrants during 2007 or 2006, and there are no options or warrants outstanding as of March 31, 2007.

            The following is a reconciliation of the computation for basic and diluted EPS:

                                                      March 31,      March 31,
                                                        2007            2006
                                                      ---------     ----------

            Net income                            $     20,890     $    96,504
                                                  ------------     ------------

            Weighted-average common shares
            Outstanding (Basic)                     15,652,557      15,652,557

            Weighted-average common stock
            Equivalents
                 Stock options                             --                --
                 Warrants                                  --                --
                                                   ----------      ------------

            Weighted-average common shares
            Outstanding (Diluted)                  15,652,557        15,652,557
                                                   ==========        ==========

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Income Taxes

            The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

            In accordance with the relevant tax laws and regulations of PRC and US, the corporation income tax rate would typically be 33% in the PRC. The Company has received a waiver (duty free certificate) from the taxing authorities in the PRC for corporate enterprise income tax for the year ended 2004 through 2006. Effective 2007, the Company will be taxed at the rate of 33%.

            In addition, companies in the PRC are required to pay business taxes consisting of 5% of income they derive from providing medical treatment and city construct taxes, and educational taxes are based on 7% and 3% of the business taxes, and the Company had accrued these taxes for 2005. The Company has received notification that they are exempt from these taxes for the years ending 2006 through 2008.

            Stock-Based Compensation

            The Company follows FASB 123R in accounting for its stock based compensation (see Recent Accounting Pronouncements). This measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees and common stock issuances are less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. The Company for 2007 and 2006 did not grant any options or warrants that would need to be valued under such method. The following represents the effect on net income attributable to common shareholders per share if the fair value method had been applied to all awards.

            On January 1, 2006, the Company adopted the provisions of FAS No. 123R "Share-Based Payment" ("FAS 123R") which requires recognition of stock-based compensation expense for all share-based payments based on fair value. Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company has provided pro forma disclosure amounts in accordance

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Stock-Based Compensation (Continued)

            with FAS No. 148,  "Accounting for Stock-Based  Compensation
            - Transition and Disclosure - an amendment of FASB Statement No. 123" ("FAS 148"), as if the fair value method defined by FAS No. 123, "Accounting for Stock Based Compensation" ("FAS 123") had been applied to its stock-based compensation.

            The Company has elected to use the modified-prospective approach method. Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123. Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R.

            The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award. The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

            The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

            Segment Information

            The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. For 2007 and 2006, the Company operated in one geographical location, and segmented their revenues into two segments; one for the providing of medical care, and one for the sale of pharmaceuticals.

            The Company in 2007 had total revenues of $470,826 of which $240,121 was revenue recognized for providing medical care, and $230,705 for the sale of pharmaceuticals.

            The Company in 2006 had total revenues of $314,844 of which $125,938 was revenue recognized for providing medical care, and $188,906 for the sale of pharmaceuticals.

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Recent Accounting Pronouncements

            In September 2006, the FASB issued SFAS 157, "Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

            In September 2006, the FASB issued SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company's consolidated financial statements.

             In February 2007, the FASB issued FAS No. 159, "The Fair Value
            Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", ("FAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

            In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company's consolidated financial statements.

            In September 2006, the United States Securities and Exchange Commission ("SEC") issued SAB 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 2-     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            Recent Accounting Pronouncements (Continued)

            This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its consolidated financial statements.

NOTE 3-     FIXED ASSETS

            Fixed assets as of March 31, 2007 were as follows:

                                        Estimated
                                          Useful
                                       Lives (Years)

            Office equipment               5-10              $  181,260
            Medical equipment               5                   794,415
            Fixtures                        10                   93,093
            Vehicles                        5                    36,002
                                                             ----------

                                                              1,104,770
            Less: accumulated depreciation                      306,634
                                                             ----------
            Property and equipment, net                      $  798,136
                                                             ==========

            There was $36,407 and $26,697 charged to operations for depreciation expense for the three months ended March 31, 2007 and 2006, respectively. There was no impairment for these assets during the three months ended March 31, 2007 and 2006.

            The Company leases the building and land from a related party, under an arms length agreement. Rent expense included in selling and promotional expenses for the three months ended March 31, 2007 and 2006 were approximately $6,340 and $6,126 (49,316 RMB each period), respectively. The lease term runs from October 2003 to December 2008.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 4-     INVENTORIES

            Inventories consisted of the following as of March 31, 2007:



            Medicines and pharmaceuticals                       $78,813

            Less: provision for write-down of inventory               -
                                                                      -
            Inventory, net                                      $78,813
                                                                =======

            There was no obsolescence of inventory or write-downs of inventory for the three months ended March 31, 2007 and 2006.

NOTE 5-     STOCKHOLDERS' EQUITY

            Common Stock

            As of March 31, 2007, the Company has 50,000,000 shares of common stock authorized with a par value of $0.001.

            The Company issued 15,652,557 shares of common stock in exchange of 100% of the authorized capital of Nanning Tongji Hospital Co. Ltd. (CHINA) in 2006. There were no shares issued in 2007.

            Nanning Tongji Hospital Co. Ltd. (CHINA) in 2003 issued 3,000,000 shares.

            The Company has not granted any options or warrants during 2007 or 2006, and there are no options or warrants outstanding as of March 31, 2007.

            Preferred Stock

            As of March 31, 2007, the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001. There are no shares issued and outstanding.

            Statutory Reserves

            The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC ("PRC GAAP"). Appropriation to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital.

                          TONGJI HEALTHCARE GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 5-     STOCKHOLDERS' EQUITY (CONTINUED)

            Statutory Reserves (Continued)

            Appropriations to the statutory public welfare fund is required to be 10% of the after-tax net income determined in accordance with the PRC GAAP. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

            The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, providing that the remaining reserve balance after such issue is not less than 25% of the registered capital.

            The statutory welfare reserve can only be utilized on capital items for the collective benefit of the Company's employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders.

            The discretionary surplus fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company's Board of Directors decided not to make appropriations to this reserve.

NOTE 6-     PROVISION FOR INCOME TAXES

            Corporate Income Taxes

            In accordance with the relevant tax laws and regulations of PRC, the corporate income tax rate is 33%. As noted, the corporate income tax for 2004 through 2006 was 0% due to the Company's receipt of a waiver (tax relief) from the PRC government as they acquired a previous government-owned hospital and privatized it and improved it. Commencing, 2007, the corporate tax rate will be 33%.

            Business Taxes

            In accordance with the relevant tax laws and regulations of PRC, the Company is required to pay business taxes of 5% of income they derive from providing medical treatment and then 7% and 3%, respectively for city construct taxes and educational taxes. As noted, the Company has received a waiver for these taxes for the years ending 2006 through 2008.

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 6-     PROVISION FOR INCOME TAXES (CONTINUED)

            At March 31, 2007 and 2006, corporate income and business taxes consist of the following:

                                                        2007           2006
                                                        ----           ----

            Coporate income tax                       $10,800       $      -
            Business taxes including city construct
             and educational taxes                          -              -
                                                     ---------      ---------
                                                      $10,800       $      -
                                                     =========      =========

            A reconciliation of the PRC enterprise income tax and business tax rate to the effective income tax rate is as follows:

                                                       2007         2006
                                                    -----------  ------------

            Statutory rate - corporate income tax      33%            0%

            Business taxes                              2             0
                                                    -----------  ------------
                                                       35%            0%
                                                    ===========  ============

            Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company has no temporary or permanent differences. Therefore, no deferred tax assets and liabilities have been recognized and no valuation allowance has been established.

            The depreciation methods and lives the Company utilizes are identical for book and tax purposes. Additionally, there is no income or expense included in books not included in tax.

NOTE 7-     RELATED PARTY TRANSACTIONS

            Due from Related Party

            The Company has entered into an agreement with Nanning Tongji Chain Pharmacy Co. Ltd. whereby the Company from time to time will advance amounts to Nanning Tongji Chain Pharmacy Co., Ltd. to assist them in their operations. The two companies have common shareholders. The advanced amounts accrue interest at a rate of 6% per annum which
            exceeds   the   interest   rates  in  the  PRC  for  similar
            borrowings. The Company as of March 31, 2007 is owed, $144,369. Accrued interest receivable on this agreement of $20,334 as of March 31, 2007, is included in due from related party.

                          TONGJI HEALTHCARE GROUP, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2007 AND 2006

NOTE 7-     RELATED PARTY TRANSACTIONS (CONTINUED)

            Due from Related Party (Cont'd)

            The Company has entered into an agreement with Guangxi Tongji Medicine Co. Ltd. whereby the Company from time to time will be advanced amounts to assist them in their operations. The two companies have common shareholders. The advanced amounts accrue interest at a rate of 6% per annum which exceeds the interest rates in the PRC for similar borrowings. The Company, as of March 31, 2007, is indebted to Guangxi Tongji Medicine Co. Ltd. in the amount of $160,174. Accrued interest payable on this agreement of $48,784 as of March 31, 2007, is included in due to related party.

            The Company has entered into an agreement with the Chairman of the Company, Mr. Yunhui Yu whereby the Company from time to time will be advanced amounts to assist them in their operations. The advanced amounts accrue interest at a rate of 6% per annum which exceeds the interest rates in the PRC for similar borrowings. The Company as of March 31, 2007 is indebted to their Chairman in the amount of $113,008. Accrued interest payable on this agreement of $20,809 as of March 31, 2007, is included in due to related party.

            Rental

            The Company has entered into a lease agreement for their hospital with Guangxi Tongji Medicine Co. Ltd. that expires December 2008. Monthly rentals are 16,438.86 per month (RMB). Included in due to related parties as of March 31, 2007 is $87,144 in amounts that are currently due. Based on the exchange rate at March 31, 2007, minimum lease payments are as follows:

            Period ending March 31, 2008    $25,221
                                    2009     18,915

                          TONGJI HEALTHCARE GROUP, INC.

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus.


                                TABLE OF CONTENTS


Page

Prospectus Summary  ..................................................
Risk Factors .........................................................
Market for Our Common Stock ..........................................
Management's Discussion and Analysis of Results of Operation .........
Business .............................................................
Management ...........................................................
Principal Shareholders ...............................................
Selling Shareholders .................................................
Description of Capital Stock..........................................
Experts ..............................................................
Indemnification ......................................................
Additional Information ...............................................
Financial Statements .................................................

Until ________________, ____ (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation provide for indemnification of our officers, directors and controlling persons to the full extent provided by Nevada law. Our Articles of Incorporation also provide that no director is personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer except for (i) a breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) a transaction from which the director received an improper benefit or
(iv) an act or omission for which the liability of a director is expressly provided under Nevada law.

      Under the Nevada corporate statutes, Nevada corporations are permitted to indemnify their officers and directors for liability to stockholders, so long as such indemnification does not include the items set forth in the previous paragraph under (i) through (iv).

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            SEC Registration Fees                        $     215
            Legal Fees                                   $  40,000
            Accounting Fees                              $  30,000
            Miscellaneous Expenses                       $   4,785
                                                         ---------

            Total                                        $  75,000
                                                         =========

(1) All expenses, except the SEC registration fee, are estimated.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES.

      The only shares which the Company has issued were 15,652,557 shares issued in December 2006 to 243 persons in connection with the acquisition of Nanning Tongji Hospital Co., Ltd., a Chinese corporation. These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by the Company's officers (who were all Chinese citizens) from China. There is no market for the Company's securities in the United States and none of the securities have been transferred since their issuance. The issuance of these shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 901 of the Securities and Exchange Commission.


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ITEM 27.   EXHIBIT INDEX.

Number    Exhibit

   2      Plan of Merger                                                *

   3.1    Articles of Incorporation                                     *

   3.2    Bylaws                                                        *

   5      Opinion of Counsel                                            *

10.1  Employment Contracts                                              *

   10.2   Hospital Lease                                                *

   10.3   Agreement with Guangxi Tongji Medicine Co., Ltd.              *

   10.4   Agreement for Medicare Service - The Management
          Center of Social Medical Treatment Insurance of Nanning.

   10.5 Agreement for Medicare Service - Social Security Department of Guangxi Zhuang Municipality

   21.    Subsidiaries                                                 *

   23.1   Consent of Attorneys                                         *

   23.2   Consent of Accountants                                      ---

   * Filed with initial registration statement.

   ITEM 28.   UNDERTAKINGS.

    (a) The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

           (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) That, for the purpose of determining liability under the Securities Act to any purchaser:

      (1) If the small business issuer is relying on Rule 430B:

           (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (2) If the small business issuer is subject to Rule 430C, include the following:

      Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Xi'an, China on August 1, 2007.

                                 TONGJI HEALTHCARE GROUP, INC.

                                 By: /s/ Yun-hui Yu
                                     ----------------------------------
                                     Yun-hui Yu, President and Chief
                                     Executive Officer


                                 By: /s/ Wei-dong Huang
                                     -----------------------------------------
                                     Wei-dong Huang, Chief Financial and
                                     Accounting Officer

        Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons.

Name                             Position                      Date
-----                            ---------                     ----

/s/ Yun-hui Yu                   Director
--------------------------
Yun-hui Yu                                                  August 1, 2007

/s/ Jing-xi Lv                   Director                   August 1, 2007
--------------------------
Jing-xi Lv

/s/ Jia-lin Zhang                Director                   August 1, 2007
--------------------------
Jia-lin Zhang

/s/ Lin Lin                      Director                   August 1, 2007
--------------------------
Lin Lin

/s/ Xiang-wei Zeng               Director                   August 1, 2007
--------------------------
Xiang-wei Zeng









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                                    EXHIBITS